UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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Javo Beverage Company, Inc.
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JAVO BEVERAGE COMPANY, INC.

1311 Specialty Drive
Vista, California 92081

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 4, 2010

The Annual Meeting of Stockholders of Javo Beverage Company, Inc. (the "Company") will be held on June 4, 2010 at 6:30 p.m. local time at the Company's headquarters located at 1311 Specialty Drive, Vista, California 92081. The Annual Meeting is being held for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect nine directors, nominated by our Board of Directors, to hold office until the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified;

2.
To adopt an amendment of Article 4, Section 1 of the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from three hundred million (300,000,000) to four hundred million (400,000,000); and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 12, 2010 will be entitled to notice of, and to attend and vote at, such meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company's headquarters for at least 10 days prior to the meeting, and will also be available for inspection at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

William E. Marshall Secretary

Vista, California
April 6, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

This communication presents only an overview of the more complete proxy materials included herewith and available to you on the Internet.  The enclosed Proxy Statement includes information relating to the above proposals.  We encourage you to review all of the important information contained in the proxy materials before voting.  Our proxy materials (which include the proxy statement attached to this notice, our most recent Annual Report on Form 10-K and form of proxy card) are available to you via the internet at www.javobeverage.com.  Stockholders may authorize their vote by proxy by mail by completing and returning the enclosed proxy card.

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy by mail using the return envelope provided. Please see the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

JAVO BEVERAGE COMPANY, INC.
1311 Specialty Drive
Vista, California 92081
(760) 560-5286

PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 4, 2010

This proxy statement, including a form of proxy card, and annual report to stockholders are available at www.javobeverage.com.

 Javo Beverage Company, Inc. (the "Company") is furnishing this Proxy Statement and the enclosed proxy card in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders to be held on June 4, 2010, at 6:30 p.m. local time, at the Company's headquarters located at 1311 Specialty Drive, Vista, California 92081, and at any adjournments thereof (the "Annual Meeting"). These materials are being mailed to stockholders on or about April 21, 2010.

Only holders of the Company's common stock as of the close of business on April 12, 2010 (the "Record Date") are entitled to attend and vote at the Annual Meeting. Holders of the Company’s Series B Preferred Stock are not entitled to vote on the matters described in this proxy statement. Stockholders who hold shares of the Company's common stock in "street name" may attend and vote at the Annual Meeting only if they hold a valid proxy from their broker. Without a valid proxy, beneficial holders cannot vote at the Annual Meeting because their brokerage firm, bank or other financial institution may have already voted or returned a broker non-vote on their behalf. As of the Record Date, there were 283,803,343 shares of common stock outstanding.

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers' shares of record who cause abstentions and “broker non-votes” to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held on the Record Date.  Upon request of any holder of common stock, there may be cumulative voting in the election of directors, which means that each share of common stock would have as many votes as there are director positions to be elected, with the holders being able to cast these votes among any number of nominees.  Absent such a request, there will be no cumulative voting.  Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company that are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board of Directors listed on the proxy card and in this Proxy Statement and for Proposal 2 regarding the increase in authorized Common Stock.  The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Under Delaware law and the Company’s Amended and Restated Certificate of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors.  The proposal to approve the amendment of the Company’s Certificate of Incorporation will be decided by a majority of the votes of all the shares of Common Stock outstanding as of the Record Date.  The proxy card provides space for a stockholder to (a) vote for or against the nominees for the directors, and (b) vote for or against the proposal to approve the amendment of the Company’s Certificate of Incorporation.  A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.  In the election of directors, the nine persons receiving the highest number of "FOR" votes at the Annual Meeting will be elected. Other proposals require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. For purposes of determining the number of shares voting on a particular proposal, votes cast for or against a proposal and abstentions are counted as shares voting, whereas broker non-votes are not counted as shares voting. Accordingly, an abstention will have no effect on the election of directors but will have the same effect as a “no” vote on Proposal No. 2.

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 1311 Specialty Drive, Vista, California 92081 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

The proxy card accompanying this Proxy Statement is solicited by the Board. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies in connection with the Annual Meeting. In that event, the Company will pay such firm customary fees and reimburse expenses. The Company, if requested, will also reimburse brokers, banks and other fiduciaries who hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 under the Securities Exchange Act of 1934) of the Company’s voting securities as of March 15, 2010 based on information available to us and filings with the SEC by:

●	each person known to the Company to own more than 5% of any class of the Company’s voting securities;

●	each of the Company’s directors;

●	each of the named executive officers; and

●	all of the Company’s directors and executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock.  This information does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, shares of common stock issuable under stock options that are exercisable within 60 days of March 15, 2010 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to applicable community property laws, to the Company's knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock and/or preferred stock, except for those jointly owned with that person’s spouse.  Percentage of beneficial ownership is based on 298,803,343 shares of common stock and 2,362,746 shares of preferred stock outstanding as of March 15, 2010.  Unless otherwise indicated, the address of each person listed on the table is c/o Javo Beverage Company, 1311 Specialty Drive, Vista, CA  92081.

			Shares of
	Shares of		Series B
	Common		Preferred	Percentage
	Stock	Percentage	Stock	of Series B
	Beneficially	of Common	Beneficially	Preferred
Name and Address of Beneficial Owner	Held (1)	Stock (2)	Held (3)	Stock (4)
Coffee Holdings	65,000,000	21.80%	--	--
William C. Baker	18,016,400	6.00%	102,861	4%
Cody C. Ashwell	11,187,027	3.70%	--	--
Terry C. Hackett	3,075,000	1.00%	33,579	1%
William E. Marshall	2,508,000	*	--	--
Jerry W. Carlton	2,350,000	*	9,505	*
Gary A. Lillian	2,050,000	*	--	--
Richard A. Gartrell	1,515,196	*	--	--
Richard B. Specter	980,215	*	4,753	*
Ronald S. Beard	985,000	*	4,753	*
Stanley A. Solomon	960,000	*	23,027	*
Scott P. Dickey	-	-	-	-
Stanley L. Greanias	-	-	-	-

All executive officers and directors as a group (12 persons)	43,626,838	14.6%	178,478	7.6%

*	Represents beneficial ownership of less than 1%.
(1)
Represents shares of common stock held as of March 15, 2010, including certain forfeitable restricted common stock issued to the executive team in June 2009.  The first of these forfeitable shares vest in June of 2012.

(2)
Based on 298,803,343 shares of common stock outstanding as of March 15, 2010. The percentage ownership and voting power for each person (or all directors and executive officers as a group) is calculated by assuming the exercise of all options exercisable within 60 days of March 15, 2010 held by such person and the non-exercise and non-conversion of all other outstanding options.

(3)	Represents shares of Series B preferred stock held as of March 15, 2010.
(4)	Based on shares of Series B preferred stock outstanding as of March 15, 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 and SEC rules, the Company's directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC.  Executive officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all reports filed under Section 16(a).  To the Company’s knowledge, based solely on the review of copies of the reports furnished to the Company, reports required to be filed by its executive officers, directors and greater-than-10% stockholders were timely filed with the exception of Forms 4 for Messrs. Beard, Carlton and Hackett that were due to be filed on April 8, 2009 but were not filed until April 9, 2009.

PROPOSAL 1- ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of nine directors to serve for a one-year term until the annual meeting of stockholders in 2011 and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. The Board has unanimously nominated Cody C. Ashwell, William C. Baker, Ronald S. Beard, Jerry W. Carlton, Scott P. Dickey, Stanley L. Greanias, Terry C. Hackett, Stanley A. Solomon, and Richard B. Specter for election to the Board.  All of the nominees are incumbent directors and all, other than Mr. Greanias, have been previously elected by the stockholders.  Mr. Greanias, who was nominated by Coffee Holdings (Falconhead Capital) pursuant to the terms of their investment in Javo, was added to the Board in March 2010.

The nominees have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. The proxies being solicited will be voted for no more than nine nominees at the Annual Meeting. The directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present.

Director Qualifications

The following paragraphs provide information as of the date of this proxy statement about each nominee. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board. Finally, we value their significant experience on other public company boards of directors and board committees.

Information about the number of shares of common stock beneficially owned by each director appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.” See also “Certain Relationships and Related Transactions.” There are no family relationships among any of the directors and executive officers of the Company.

BOARD OF DIRECTORS AND DIRECTOR NOMINEES

The Bylaws of the Company provide for a Board consisting of up to nine directors. The number of directors currently authorized is nine, which is the number of directors that are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below. All of the nominees named below are presently directors of the Company, and, with the exception of Stanley L. Greanias who was appointed this year to a newly created vacancy on the Board, each of the nominees was elected to his present term by the stockholders of the Company.

The present term of each of the directors continues until the Annual Meeting and until his successor has been elected and qualified. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who will be designated by the present Board to fill the vacancy. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.

The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until his successor has been elected and qualified.

The Company's Amended and Restated Certificate of Incorporation and Bylaws contain provisions eliminating or limiting the personal liability of directors for violations of a director's fiduciary duty to the extent permitted by the Delaware General Corporation Law.

The name of and certain other information regarding each nominee is set forth in the table below.  A description of the qualifications and skills that led our board of directors to conclude that each of the continuing members of the board of directors and each of the nominees should serve as a director follows the biographical information of each director and nominee below.

Name	Age	Position(s) with Company
Cody C. Ashwell	39	Chairman and Chief Executive Officer
William C. Baker	76	Director
Ronald S. Beard	71	Director
Jerry W. Carlton	68	Director
Scott P. Dickey	43	Director
Stanley L. Greanias	65	Director
Terry C. Hackett	61	Director
Stanley A. Solomon	69	Director
Richard B. Specter	57	Director

CODY C. ASHWELL, 39

Cody C. Ashwell is the Chairman and Chief Executive Officer of Javo Beverage Company and is a member of the Executive Committee. Mr. Ashwell has served as the Company's CEO and Chairman since September 2001, acted as a consultant to the Company prior to that, and has held a major stake in the Company since 1999. Prior to joining Javo, Mr. Ashwell was managing partner of Ashwell, Marshall & Associates. Prior to this, he was the founder and principal of a successful financial and insurance services firm, which was sold to the Allstate Insurance Corporation.

Mr. Ashwell has been the Chief Executive Officer of the Company for close to ten years and brings many years of experience in leading and capitalizing businesses.  He has been instrumental in building the Company from a technology start-up to a mature manufacturing company.

WILLIAM C. BAKER, 76

William C. Baker has been a director of the Company since January, 2004 and is Chairman of the Executive Committee.  Mr. Baker also serves as a director of Public Storage, Inc. and California Pizza Kitchen, Inc. Previously, Mr. Baker served as a Director of Callaway Golf Company and of La Quinta Corporation (f/k/a The Meditrust Companies), President and Chief Executive Officer of the Los Angeles Turf Club, Inc., a subsidiary of Magna International, Inc., Chairman and Chief Executive Officer of The Santa Anita Companies, Inc., Chairman of Santa Anita Realty Enterprises, Inc. and Chairman, President and Chief Executive Officer of Santa Anita Operating Company. Mr. Baker also served as President and Chief Operating Officer of Red Robin International, Inc. (a restaurant chain) from May 1993 to May 1995, and Chairman and Chief Executive Officer of Carolina Restaurant Enterprises, Inc. from August 1992 to December 1995. He was the principal shareholder and Chief Executive Officer of Del Taco, Inc.

Mr. Baker has extensive experience in all aspects of corporate management having held numerous executive and director positions in a diverse range of companies including several in the foodservice industry.  In addition, he has expertise in finance, accounting, and legal matters and he has led many enterprises in efforts ranging from operational initiatives to major restructurings and capitalizations.

RONALD S. BEARD, 71

Ronald S. Beard has been a director of the Company since January 2004 and is Chairman of the Compensation Committee and a member of the Executive Committee.  Mr. Beard has served as a Director of Callaway Golf Company since June 2001. He is the non-executive Chair and also serves as lead independent director. Mr. Beard is currently a partner in the Zeughauser Group, consultants to the legal industry. Mr. Beard is a retired former partner of the law firm of Gibson, Dunn & Crutcher LLP. He joined the firm in 1964, served as Chairman of the firm from April 1991 until December 2001, and was also its Managing Partner from April 1991 until mid-1997. Mr. Beard served as Callaway Golf Company's general outside counsel from 1998 until he joined the Board of Directors. He received his law degree in 1964 from Yale Law School.

Mr. Beard brings many years of experience in corporate governance having served in multiple capacities on the Board of Callaway Golf Company as well as on the boards of other organizations.  Mr. Beard also brings significant operational experience having served as Chairman of Gibson, Dunn & Crutcher LLP, a large and prominent law firm and as a consultant to the legal industry for client firms requiring all manner of organizational, financial and other expertise.

JERRY W. CARLTON, 68

Jerry W. Carlton has been a director of the Company since January 2004 and is a member of the Compensation Committee.  Mr. Carlton serves as vice-chair of the Board of Oakmont Corporation, which manages various investments.  Mr. Carlton is an attorney specializing in tax and general business law and was a partner in O'Melveny & Myers L.L.P. for 30 years. As Managing Partner of the firm's Orange County office for 15 years, Mr. Carlton handled hospital acquisitions and divestitures and was responsible for all legal aspects of a large managed care entity. Mr. Carlton has served as a director of numerous public and privately-held companies and on the boards of several charitable organizations, including: Phoenix House, Prentice Day School, Willametta K. Day Foundation, Arlington Investment Company, Vicente Management Company and the Foley Timber Company, Oakmont Corporation and Fibres International. Mr. Carlton earned his law degree from the University of Texas in 1967.

Mr. Carlton brings significant legal, business and transactional expertise to the board having served as the Managing Partner for a major office of O’Melveny & Myers L.L.P., a large and prominent law firm where he handled numerous and varied business transactions.  He also has extensive experience serving as a director for several public and private companies.

SCOTT P. DICKEY, 43

Scott P. Dickey joined the Board on June 10, 2009 and is a member of the Compensation and Executive Committees.  Mr. Dickey has been an Operating Partner of Falconhead and President of Competitor Group, Inc., a private endurance sports media and event entertainment company, since May 2008.  From 2006 to 2007, he served as President of Transworld Media, an action sports media company and a former division of Time Warner. From 2004 to 2006, Mr. Dickey was at K2 Inc., a publicly-traded manufacturer and distributor of premier branded sporting goods equipment, serving as President of K2 Licensed Products Inc. and K2 Properties, a division he organized and launched. From 2001 to 2004, Mr. Dickey served as President and Chief Operating Officer of Fotoball USA, Inc., a publicly-traded sports and entertainment marketer and manufacturer specializing in licensed sporting goods, which K2 Inc. acquired. He currently serves on the board of directors of Competitor Group, Inc. Mr. Dickey received a Bachelor of Arts degree from Bates College in Lewiston, Maine.

Mr. Dickey was initially nominated by Falconhead Capital and has been recommended for election based on his significant operational experience having served as President of several companies including a publicly-traded manufacturing company.

STANLEY L. GREANIAS , 65

Stanley L. Greanias joined the board on March 9, 2010.  Mr. Greanias has served as the President and Chief Executive Officer of the Greek American Restaurant Cooperative since 2009.  From 2005 to 2007, he served as the President and Chief Executive Officer of Grecian Delight Foods, Inc.  From 1999 to 2003, Mr. Greanias was the Vice President of Sara Lee Corporation and the Chief Executive Officer of Sara Lee Coffee and Tea, North America.  From 1990 to 1999, he was Group President of Sara Lee Coffee and Tea, North America and from 1985 to 1990, the President and CEO of Superior Coffee.  From 1992 to 1993, Mr. Greanias served as the chairman of the National Coffee Association.

Mr. Greanias was initially nominated by Falconhead Capital and has been recommended for election due to his significant experience in the food service industry with particular emphasis on the coffee and tea segment including the on-demand coffee market.

TERRY C. HACKETT, 61

Terry C. Hackett has been a director of the Company since January 2004 and is a member of the Compensation Committee.  Mr. Hackett has specialized in business and real estate transactions during his legal career. Currently he is the President of Hackett Management Corporation, a real estate management company, which manages certain real estate assets, primarily retail properties. For fifteen years Mr. Hackett sat on the Board of Directors of Knott's Berry Farm Foods, which manufactured preserves, salad dressings, and other products for distribution throughout the United States. The company was sold to ConAgra in 1995. Mr. Hackett also sat on the Board of the parent company, Knott's Berry Farm, which was involved in the theme park, retail and food service business. Subsequently, he was the representative for the Knott family on the Board of Cedar Fair LP, which acquired Knott's. Mr. Hackett has a degree in business finance from the University of Southern California School of Business and juris doctorate from the University of Southern California School of Law.

Mr. Hackett has many years of experience in business transactions and management and has served on the Board of Knott’s Berry Farm Foods, a manufacturer of various food products.

STANLEY A. SOLOMON, 69

Stanley A. Solomon has been a director of the Company since January 2004.  Mr. Solomon is a Certified Public Accountant currently operating a professional practice specializing in providing tax consulting services. Previously, Mr. Solomon was a partner in the national accounting firm of Kenneth Leventhal & Company. Mr. Solomon has served as an outside director of two publicly traded corporations. He earned a B.S. degree in accounting from Hunter College and a law degree from Brooklyn Law School.

Mr. Solomon has extensive experience in tax, accounting and finance matters having practiced for many years as an accountant with particular expertise in tax matters.

RICHARD B. SPECTER, 57

Richard B. Specter has been a director of the Company since January, 2004 and is a member of the Executive Committee.  Mr. Specter is a partner in the Southern California law firm of Corbett, Steelman & Specter. Mr. Specter has served as a litigator for over thirty-three years with extensive experience in both Federal and State courts. He has acted as lead counsel in major litigation involving franchise disputes, distribution rights, unfair competition and trademark issues. He has also been involved in antitrust matters affecting the petroleum, sports and newspaper industries, Federal and State securities claims, and commercial transactions. Mr. Specter's trial experience includes the areas of product liability, business disputes, real estate matters, insurance, professional malpractice and banking litigation, and antitrust litigation. Mr. Specter received his B.A. degree from Washington University and his law degree from George Washington University. Mr. Specter is a member of the Orange County Bar Association, American Bar Association, Pennsylvania Bar Association, Illinois State Bar Association, and Missouri Bar Association.

Mr. Specter brings over thirty years of experience in litigation and offers knowledge of legal matters, risk management, and corporate governance as well as broad experience in a variety of business matters from a legal perspective.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINATED DIRECTORS.

CORPORATE GOVERNANCE

The Board met four times during fiscal 2009. Each member of the Board attended 75% or more of the aggregate of the total number of Board and applicable committee meetings held during the period of such member's service.

Board Independence

The Company believes that Ronald S. Beard, Jerry W. Carlton, Scott P. Dickey, Stanley L. Greanias, and Richard B. Specter satisfy the independence standards set forth under the rules of the NASDAQ Stock Market; William C. Baker, Terry C. Hackett and Stanley A. Solomon would not satisfy these independence standards due to their ownership interests in Javo Dispenser, LLC and Cody C. Ashwell would not satisfy these standards due to the fact that he currently serves as Chief Executive Officer.  The Company has defined independence with reference to the NASDAQ Marketplace Rules and has considered known facts and circumstances, including stock ownership levels and related-party transactions, that could reasonably be expected to potentially impact independence.  Although the Company is not listed on the NASDAQ Stock Market, the Company has applied the NASDAQ independence rules to make these independence determinations.

Criteria and Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Board will consider the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all shareholders. The Board does consider diversity on the Board in the director identification and nomination process. The Board seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Board does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Board of Directors Meetings and Committees

The Board of Directors has responsibility for reviewing our overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its shareholders. The Board selects, evaluates and provides for the succession of executive officers and the Board nominates for election at annual shareholder meetings individuals to serve as directors of the Company and elects individuals to fill any vacancies on the Board.  It reviews corporate objectives, performance and strategies, and evaluates and approves significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of Company activity through regular written reports and presentations at Board and committee meetings.

Board Committees

The Board has standing Compensation and Executive Committees. The Compensation Committee has a charter that has been approved by the Board. Mr. Ashwell is the only director who is also an employee of the Company and he serves only on the Executive Committee. He does not participate in the portion of any Board or committee meeting during which his compensation is evaluated other than as occasionally requested to provide information. All members of the Compensation Committee are non-employee directors.  The Company does not have a standing audit or nominating committee. As a small company, it believes that all of its directors acting together, as opposed to a subset of them acting by means of a committee, is the most efficient and effective framework for it to perform the functions otherwise associated with audit and nominating committees.

Audit Committee.  Because Javo does not have an audit committee, the entire Board of Directors acts as the audit committee. The Board of Directors believes that Cody C. Ashwell, William C. Baker, Terry C. Hackett and Stanley A. Solomon are not independent under the rules of the NASDAQ Stock Market. The Board of Directors has determined that none of its members qualify as an audit committee financial expert as defined in Item 407 of Regulation S-K of the Securities and Exchange Act of 1934. We have not been able to identify a suitable candidate for our Board of Directors who would qualify as an audit committee financial expert.

Compensation Committee. The compensation committee currently consists of Ronald S. Beard (Chairman), William C. Baker, Jerry W. Carlton, Scott P. Dickey, Terry C. Hackett and Richard B. Specter.  The Board of Directors has determined that all members of the compensation committee, with the exception of William C. Baker and Terry C. Hackett, are independent directors under the rules of the NASDAQ Stock Market. The compensation committee reviews and advises the Board of Directors on all compensation arrangements for executive officers and establishes and reviews general policies relating to the compensation and benefits of its officers and employees. The compensation committee is governed by a written charter approved by the Board of Directors. The compensation committee’s report is included in this proxy statement. The Compensation Committee met three times in 2009.

Nominating Committee. Because all of the members of the Board of Directors participate in the consideration of director nominees and in light of the fact that Board is comprised entirely of non-employee directors, with the sole exception of Mr. Ashwell, the Board has determined that it is not necessary at this time to have a separate nominating committee.

The Board’s Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or where appropriate the Executive Committee) receives these reports from members of management to enable it to understand our risk identification, risk management and risk mitigation strategies. This enables to the Board and its Committees to coordinate the risk oversight role.

Risk Considerations in our Compensation Program

Our Compensation Committee has discussed the concept of risk as it relates to our compensation program and the Committee does not believe our compensation program encourages excessive or inappropriate risk taking. We structure our pay to consist of primarily fixed compensation with periodic variable compensation grants. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of the Company’s stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation, when granted, typically vest over time. Restricted stock awards have generally vested over five years and are only valuable if our stock price increases over time. We feel that the emphasis on fixed compensation is such that the executives are not encouraged to take unnecessary or excessive risks.

DIRECTOR NOMINATIONS

The information below describes the criteria and process that the Board used to evaluate candidates for election to the Board.

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board of Directors, our Board employs a variety of methods for identifying and evaluating director nominees. If vacancies are anticipated or arise, our Board of Directors considers various potential candidates that come to our attention through current board members, professional search firms, stockholders or other persons. These candidates may be evaluated by our Board of Directors at any time during the year.  Our Board of Directors considers candidates recommended by stockholders when the nominations are properly submitted as described in “Stockholder Nominees” below.  Following verification of the stockholder status of persons proposing candidates, our Board of Directors makes an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized herein to determine whether the candidate is qualified for service on the board, before deciding to undertake a complete evaluation of the candidate.  If our Board of Directors determines that additional consideration is warranted, it uses a third-party search firm to gather additional information about the prospective nominee's background and experience. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed before undertaking a complete evaluation, our Board of Directors treats a potential candidate nominated by a stockholder like any other potential candidate.  The Board of Directors expects that a nominating committee, once formed, would employ a similar evaluation process for a director nominee.

Stockholder Nominees.  Because the Company does not have a nominating committee, our entire Board of Directors considers director candidates recommended by stockholders.  Any such nominations should be submitted to the Board of Directors c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals” below.

Process for Identifying and Evaluating Nominees.   Because the Company does not have a nominating committee, our entire Board of Directors nominates directors and reviews qualifications of such nominees.  Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, willingness to devote adequate time to Board duties, educational and professional background, personal accomplishment and other relevant factors.  Our Board of Directors does not establish any specific qualification standards for director nominees, although from time to time the Board of Directors may identify certain skills or attributes as being particularly desirable to help meet specific needs that have arisen.

Communications with Directors

Stockholders may contact directors by writing to them either individually, the independent directors as a group, or the Board of Directors generally at the following address:

Javo Beverage Company, Inc. Attention: Corporate Secretary 1311 Specialty Drive Vista, CA 92081

Communications sent to an individual director will be forwarded directly to the individual director. Communications sent to the Board of Directors will be forwarded to the Chairman of the Board of Directors. Communications sent to the independent directors as a group will be forwarded to Ronald Beard on behalf of all independent directors.

The Company has no formal policies regarding director attendance at the annual meeting of stockholders, although directors are encouraged to attend. One of the directors attended the 2009 annual meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s compensation committee currently consists of Ronald S. Beard (Chairman), William C. Baker, Jerry W. Carlton, Scott P. Dickey, Terry C. Hackett and Richard B. Specter.  No member of the compensation committee was, at any time during fiscal 2009, an officer or employee of the Company.  There are no compensation committee interlocks between the Company and any other entities involving our executive officers and Board members who serve as executive officers or board members of such entities.

CODE OF ETHICS

The Board has adopted a Code of Business Conduct and Ethics that applies to all of the Company's employees, officers and directors, including its principal executive officer and its principal financial officer. A copy of the code is available on the Company's website at: http://www.javobeverage.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Javo's compensation program is designed to attract, inspire, motivate and reward executives responsible for attaining the financial and strategic objectives essential to our long-term success and growth in stockholder value. The key objectives of the compensation program are to:

●	attract and retain executives who are talented, qualified and capable of achieving our business objectives;

●	remain competitive with the compensation paid to similarly situated executive officers at other companies in our industry;

●	inspire and motivate executives to achieve operating goals through performance-based compensation;

●	provide a strong, direct link between our financial and strategic goals and executive compensation;

●	align the interests of our executives and stockholders by tying elements of compensation to the achievement of Company goals; and

●	fairly reward executives for their efforts.

Historically, the sole compensation element had been a base salary.  Due to the Company’s limited cash resources, cash bonuses had not been awarded to the executives from their hiring in 2001 until 2007 and it had not compensated officers with equity awards between January 2002 until 2007 so as to minimize stockholder dilution and to avoid the potential negative impact on the Company’s ability to raise capital in equity financing transactions.  In fiscal 2007, the Company formed a compensation committee tasked with the goal of reviewing the design and guiding philosophy for the Company’s executive compensation practices.  Following a review of historical compensation levels, overall operating performance and individual officer performance no changes were made in the compensation to the executive team in 2008.  However, following the successful completion of a debt and stock offering in the first half of 2009, the Compensation Committee recommended, and the non-employee members of the Board of Directors (the “Non-Employee Directors”) approved, increases in base salary, cash bonuses and equity awards as described below.

Establishment of Compensation Levels

Historically, compensation levels have been established through negotiation as each executive has joined the Company, with the Company establishing the appropriate salary level through an informal survey by the Board and other members of management of what are considered to be competitive levels within the Company’s industry and geographic areas and after giving due regard to internal pay parity considerations.

Elements of Executive Officer Compensation

Base Salary. Javo seeks to provide its executive officers with competitive annual base salaries in order to attract and retain key employees.  The base salary component of our executive officer compensation program is not designed to incentivize near-term performance (as performance-based cash bonuses are designed to do), but rather to provide the baseline level of compensation to executive officers.  In most cases, the base salary component will represent the largest annual form of compensation to executive officers, although the Company has no formal policy regarding the allocation between base salary and other forms of compensation.  In making decisions regarding base salary levels, the compensation committee will consider and evaluate the total compensation package, including possible performance-based cash bonuses and periodic equity awards, received or to be received by a particular executive officer, and seek to ensure that the executive officer’s total compensation package is fair, reasonable and competitive, as determined by the committee, based on the experience of its members and on comparable compensation levels in our industry.  In determining appropriate salary levels for a given executive officer, the compensation committee considers the following factors:

●	individual performance of the executive, as well as our overall performance, during the prior year;

●	level of responsibility;

●	breadth, scope and complexity of the position;

●	internal review of the executive’s compensation relative to other executives to ensure internal equity; and

●	executive officer compensation levels at other similar companies to ensure competitive compensation.

In 2008, no changes were made in executive salaries.  In June 2009, the Compensation Committee recommended, and the Non-Employee Directors approved, the following increases in base salary for the executive officers.

Name	2008 Base Salary	2009 Base Salary
Cody C. Ashwell	$210,000	$350,000
Gary A. Lillian	$200,000	$300,000
Richard A. Gartrell	$200,000	$230,000
William E. Marshall	$200,000	$260,000

The base salaries actually paid to each of the named executive officers in fiscal 2009 are set forth below in the Summary Compensation Table.

Cash Bonus

In 2008, no bonus awards were paid to executives.  In June 2009, the following retention bonuses were awarded in light of the fact that no bonuses had been paid since 2007 and in recognition of the Company’s success in completing a significant financing that helped raise additional capital needed for growth.

Name	Bonus Payment
Cody C. Ashwell	$220,000
Gary A. Lillian	$110,000
William E. Marshall	$100,000
Richard A. Gartrell	$70,000

Equity Awards.

No option grants or other equity awards were made in 2008.  In June 2009, the Compensation Committee recommended, and the Non-Employee Directors approved, a voluntary stock option surrender program under which Messrs. Ashwell, Lillian, Marshall and Gartrell surrendered previously issued stock options for cancellation.  The options, which were granted in April 2007 and represented the right to purchase up to 4,500,000 shares of common stock at a price of $1.16 per share, would have been 60% vested as of April 2010.  The options were “underwater” at the time of their surrender, as the then current stock price was approximately $0.30 per share.  Because of the large difference between the option exercise price and the prevailing stock price, the Non-Employee Directors were concerned that the options did not provide meaningful retention value.

In partial consideration for the surrender of the options and as compensation and a retention tool, the Non-Employee Directors approved in June 2009 the issuance under the Company’s 2007 Stock Option and Incentive Plan of 4,800,000 shares of restricted stock, as set forth in the table below.  The restricted stock awards will vest with respect to 60% of the underlying shares on the third anniversary of the grant date, and then with respect to 20% of the shares on each of the fourth and fifth anniversaries.  At the end of March, 2010, these executives voluntarily contributed an aggregate of approximately 1,100,000 shares of these unvested stock awards to the Company’s stock treasury.

Name	Shares of Restricted Stock
Cody C. Ashwell	2,000,000
Gary A. Lillian	1,300,000
William E. Marshall	1,000,000
Richard A. Gartrell	500,000

Other Benefits

Executive officers are eligible to participate in all employee benefit plans, such as medical, dental, vision, group life and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law.  The Company also provides vacation and other paid holidays to all employees, including executive officers, all of which it believes to be comparable to those provided at peer companies. These benefit programs are designed to enable the Company to attract and retain its workforce in a competitive marketplace.  Health, welfare and vacation benefits ensure that it has a productive and focused workforce through reliable and competitive health and other benefits.

Tax and Accounting Considerations

Deductibility of Executive Compensation. In making compensation decisions affecting its executive officers, the compensation committee considers the ability to deduct under applicable federal corporate income tax law compensation payments made to executives. Specifically, the compensation committee considers the requirements and impact of Section 162(m) of the Internal Revenue Code, which limits the tax deductibility to Javo of compensation in excess of $1.0 million in any year for certain executive officers, except for qualified “performance-based compensation” under the Section 162(m) rules. The compensation committee considers the Section 162(m) rules as a factor in determining compensation, but will not necessarily limit compensation to amounts deductible under Section 162(m). No covered executive’s compensation exceeded $1.0 million for 2009.

Accounting for Stock-Based Compensation. Effective October 1, 2005, Javo adopted the fair value recognition provisions of SFAS No. 123(R) to account for all stock grants under all of its stock plans. Under SFAS No. 123(R), Javo is required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require the Company to record cash compensation as an expense at the time the obligation is incurred.

Role of Executives in Compensation Decisions

The Compensation Committee has been delegated the responsibility to review the performance and compensation of the Chief Executive Officer on an annual basis and make recommendations to the Non-Employee Directors regarding the Chief Executive Officer’s compensation level.  For the remaining executives, the Chief Executive Officer makes recommendations to the compensation committee, which the compensation committee takes into account when making its recommendations to the independent directors regarding officer compensation.

Allocation of Compensation

There is no pre-established policy or target for the allocation of compensation. The factors described above, as well as the overall compensation philosophy, are reviewed to determine the appropriate level and mix of compensation. Historically, and in 2009, the largest portion of earned compensation to named executive officers was granted in the form of base salary.

Timing of Compensation

Compensation, including base salary adjustments, for the named executive officers is reviewed annually, usually in the first quarter of the fiscal year and upon promotion or other change in job responsibilities.

Minimum Stock Ownership Requirements

There are no minimum stock ownership guidelines for the executives or employees, although senior members of the management team are encouraged and expected to have a significant direct interest in the value of our common stock through open market purchases and/or receipt of equity awards.

Conclusion

The compensation policies are designed and are continually being developed to retain and motivate the executive officers and to reward them for outstanding individual and corporate performance.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, has recommended to the Board that such report be included in this proxy statement.

COMPENSATION COMMITTEE

Ronald S. Beard, Chairman
William C. Baker
Jerry W. Carlton
Scott P. Dickey
Terry C. Hackett
Richard B. Specter

Summary Compensation Table

The following table summarizes compensation paid, awarded or earned for services rendered during each of the last three fiscal years by the Chief Executive Officer, Chief Financial Officer and the two other most highly compensated executive officers in fiscal 2009.  We refer to these executive officers as our “named executive officers.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)*	Option Awards ($)*	All Other Compensation ($)**	Total

Cody C. Ashwell Chairman and Chief Executive Officer	2009 2008 2007	$291,667 210,000 202,500	$220,000 -- 170,000	$540,000 -- --	-- -- 289,304	$13,042 13,076 6,207	$1,064,709 223,076 668,011

Gary A. Lillian President	2009 2008 2007	258,333 200,000 194,167	110,000 -- 100,000	351,000 -- --	-- -- 192,869	13,748 13,686 6,515	733,081 213,686 493,551

Richard A. Gartrell Chief Financial Officer	2009 2008 2007	217,500 200,000 194,167	70,000 -- 100,000	135,000 -- --	-- -- 192,869	8,101 5,050 2,428	430,601 205,050 489,464

William E. Marshall General Counsel, Sr. Executive Vice President and Secretary	2009 2008 2007	235,000 200,000 194,167	100,000 -- 100,000	270,000 -- --	-- -- 192,869	13,688 13,686 6,515	618,688 213,686 493,551

*
The value of the stock and option awards has been reflected as the grant-date fair value.  Accordingly, these amounts are greater than the compensation expense reflected on our financial statements pursuant to SFAS No. 123(R), which requires that we recognize as compensation expense the value of all stock-based awards, granted to employees in exchange for their services over the requisite service period.

**	Amounts include medical, dental, vision and life insurance premiums paid the Company.

Grants of Plan-Based Awards

Name	Grant date	All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards
Cody C. Ashwell	6/10/2010	2,000,000	$540,000
Cody C. Ashwell	6/10/2010	2,000,000	$540,000
Gary A. Lillian	6/10/2010	1,300,000	$351,000
Richard A. Gartrell	6/10/2010	500,000	$135,000
William E. Marshall	6/10/2010	1,000,000	$270,000

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding outstanding equity awards at December 31, 2009 for our named executive officers.

	Shares of Forfeitable Restricted Common Stock	Vesting Period
Name		60%	20%	20%
		June 2012	June 2013	June 2014
Cody C. Ashwell	2,000,000	1,200,000	400,000	400,000
Gary A. Lillian	1,300,000	780,000	260,000	260,000
Richard A. Gartrell	500,000	300,000	100,000	100,000
William E. Marshall	1,000,000	600,000	200,000	200,000
Total	4,800,000	2,880,000	960,000	960,000

Option Exercises and Stock Vesting

The options for 4,500,000 shares of stocks issued to the Company executives in 2007 were retired in June of 2009 without exercise.   In June 2009, the Board of Directors approved the surrender of previously issued stock options for cancellation and the issuance under the Company’s 2007 Stock Option and Incentive Plan of 4,800,000 shares of forfeitable restricted stock, as set forth in the table above.  The forfeitable restricted stock awards vest with respect to 60% of the underlying shares on the third anniversary of the grant date, and then with respect to 20% of the shares on each of the fourth and fifth anniversaries.

Pension Benefits

Javo does not have a defined benefit plan. The named executive officers did not participate in, or otherwise receive any special benefits under, any pension or defined benefit retirement plan sponsored by the Company during fiscal 2009.

Nonqualified Deferred Compensation

During fiscal 2009, the named executive officers did not contribute to, or earn any amount with respect to, any defined contribution or other plan sponsored by Javo that provides for the deferral of compensation on a basis that is not tax-qualified.

Employment, Severance and Change in Control Agreements

Javo has entered into employment agreements with each of the named executive officers.  These agreements set forth the individual’s base salary, bonus eligibility, equity compensation and other employee benefits, which are described above in the Compensation Discussion and Analysis.  Pursuant to their employment agreements, in January 2002 each named executive officer received a restricted stock award upon commencement of employment.  At the end of 2003 and 2005, the five top officers and employees of the Company, including the named executive officers, forfeited their shares of restricted common stock when they collectively contributed an aggregate of 41,550,002 shares of common stock to the Company treasury in order to facilitate the raising of $9.7 million in investment capital through private offerings completed in 2003 and 2005.  The employment agreements of the contributing members of management were amended in light of these contributions.

The employment agreements of each of the named executive officers provide that, in the event of a termination by the executive for good reason or by the Company without cause, the executive will be entitled to all accrued salary, vacation time and benefits under any applicable benefit plans of the Company through the date of termination, as well as a prorated bonus for the year in which the termination occurs for any then applicable bonus or bonus plan payable in accordance with the Company’s normal bonus payment policy.  Additionally, upon the execution of a release by the executive, the Company will pay to the executive severance pay in an amount equal to his then base salary until one year from the date of termination.

Potential Payments Upon Termination or Change In Control

Javo currently has no change in control agreements in place for any of the named executive officers. However, the 2007 Plan contains, and certain option awards granted thereunder contain, provisions regarding the accelerated vesting of options in the event of a change in control or a “Sale Event,” which is defined under the plan as (A) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity; (B) a merger, reorganization or consolidation in which the outstanding shares of common stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction; or (C) the sale of all or substantially all of the common stock of the Company to an unrelated person or entity.

Assuming that a change in control occurred as of the end of fiscal 2009, and based on the closing stock price on the last day of trading that year ($0.12) the named executive officers would have received the following change of control benefits in the form of accelerated vesting of outstanding equity awards;

Name	Value of Accelerated Equity Awards
Cody C. Ashwell	$240,000
Gary A. Lillian	$156,000
Richard A. Gartrell	$60,000
William E. Marshall	$120,000

DIRECTOR COMPENSATION

Non-employee directors received no compensation in fiscal 2009.  Non-employee directors each received 150,000 shares of common stock as compensation for their services as directors in fiscal 2008.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following is a summary of the fees billed to the Company by Farber Hass Hurley & McEwen LLP (“Farber Hass”) for professional services rendered for the fiscal years ended December 31, 2008 and 2009. These fees are for work performed in the fiscal years indicated and, in some instances, the Company has estimated the fees for services rendered but not yet billed.

	2009	2008
Audit Fees:	$129,395	$104,093

Consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in the registrant's quarterly reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements

Audit-Related Fees:	0	0

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements

Tax Fees:	0	0

Consists of fees billed for professional services rendered for tax compliance, tax advice and tax planning

All Other Fees:	0	0

Consists of fees billed for other products and services not described above

Total All Fees:	$129,395	$106,636

Because the Board has not formed an audit committee, the Board has retained responsibility for the appointment of the Company’s independent registered public accounting firm.  Farber Hass has served as the Company’s independent auditors for eight years and the Board has not deemed it necessary to seek stockholder ratification of this selection.  The Company does not expect that representatives from Farber Hass will be present at the meeting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Because the Board has not formed an audit committee, the Board has not adopted formal policies relating to the approval of audit and non-audit services.  There were no non-audit services performed by our independent registered public accounting firm in 2009.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2009, regarding the Company’s 2007 Stock Option and Incentive Plan.

Plan category	Shares of Forfeitable Restricted Common Stock		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	--		--
Equity compensation plans not approved by security holders	5,000,000	(1)	--
Total	5,000,000		--

(1)	Awards of an aggregate of 4,800,000 shares of common stock were granted to Messrs. Ashwell, Gartrell, Lillian and Marshall on June 10, 2009.

PROPOSAL 2:  TO APPROVE
AN AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION

The Company’s Certificate of Incorporation currently authorizes the issuance of 300,000,000 shares of Common Stock, par value $.001 per share (“COMMON STOCK”), and 10,000,000 shares of Preferred Stock, par value $.001 per share (“PREFERRED STOCK”).  The Board of Directors has approved, and has recommended to the Company’s stockholders, an amendment of the Company’s Certificate of Incorporation that would increase the number of authorized shares of Common Stock from 300,000,000 to 400,000,000 (the “AMENDMENT”). The Amendment would not affect the number of authorized shares of Preferred Stock, which will remain at 10,000,000.

The Amendment would amend and restate Article 4, Section 1 of the Certificate of Incorporation to read in its entirety as follows:

“SECTION 1. AUTHORIZED SHARES. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is four hundred ten million (410,000,000) shares which shall be divided into two classes as follows:

“a)  four hundred million (400,000,000) shares of Common Stock, with a par value of $0.001 per share (the "Common Stock"), and

“b)  ten million (10,000,000) shares of Preferred Stock, with a par value of $0.001 per share (the "Preferred Stock").”

The Amendment may be made by filing with the Secretary of State of the State of Delaware, a Certificate of Amendment or an Amended and Restated Certificate of Incorporation, making only the foregoing change to Article 4, Section 1 and no other substantive changes.

The following schedule indicates the number of shares of Common Stock outstanding as of March 15, 2010 and issuable under outstanding options, warrants and convertible securities.

ANALYSIS OF AVAILABLE AUTHORIZED COMMON STOCK

As of March 15, 2010
Number of authorized common shares:	300,000,000
Less common shares outstanding:	298,803,343
Less potential issuable common shares:
Warrants	908,576
Debt conversion rights	0
Stock options	0
Stock purchase agreement rights	0
Preferred Stock conversion rights	0

Available common shares unissued:	288,081

Reasons to Vote for the Increase in the Number of Authorized Shares of Common Stock

The Board of Directors believes that the authorization of additional shares of Common Stock is advisable in order to have flexibility in accommodating the Company’s plans for anticipated growth and to pursue new business. The increased share authorization could provide the Company with the ability to raise capital funds that may be necessary or helpful in further developing its core business, to fund potential acquisitions, to finance working capital requirements, to repay existing indebtedness, to have shares available for use in connection with compensation, and to pursue other general corporate purposes that may be identified by the Board of Directors.

The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any future actions. The Board of Directors serves the Company and all the stockholders, and it is in the Company’s and its stockholders’ interests not to dilute the stockholders except if the Company and the stockholders likely could benefit from the financing by an amount that is much more than the amount of funds raised.  Nonetheless, there is no guarantee that financing will be available on terms that are favorable.  The Board of Directors needs to have the freedom to be able to issue shares so that the Company can exploit the opportunities available to the Company without the delay that would have been occasioned by a need for the stockholders to vote on the issuance.

The Company continues to look for opportunities to obtain additional capital and financing on favorable terms that will support the attainment of the Company’s business objectives and increase overall stockholder value.  In the future, the Company may raise capital funds through the sale of unregistered shares of Common Stock, or unregistered shares of preferred stock, which may or may not be convertible into shares of Common Stock, or in any other manner approved by the Board of Directors.  Any securities that the Company may offer privately will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

If Proposal 2 is approved by the stockholders at the Annual Meeting, the additional shares being authorized would be available for potential issuance without additional stockholder approval and without an additional vote of our stockholders. The Board of Directors could approve, for example, acquisitions paid for with stock, equity compensation plans or arrangements, or private or public offerings.  It is impracticable at this time to describe the transaction(s) in which the Common Stock or any preferred stock may potentially be issued because the Board of Directors has yet to consider the precise nature of the transaction(s) and the amount and nature of any stock issuances would depend on a variety factors existing at the time the Board of Directors approves any such issuance(s).  Those factors include the Company’s then existing financial situation, the availability of financing sources, the market support for such issuance(s), and the strategic rationale for the transaction(s).

Possible Reasons to Vote against the Increase in the Number of the Authorized Shares of Common Stock

All of the following factors are reasons that a stockholder might consider voting against the proposal.

Dilution

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.  However, because the holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, future issuances of additional shares of Common Stock or securities convertible into or exchangeable for Common Stock may reduce the then current stockholders' percentage ownership interests in the total outstanding shares of Common Stock, and have a dilutive effect generally on such matters as earnings per share and the voting power of then current stockholders.  A sale of preferred stock or other securities that could be convertible into Common Stock or exchangeable for Common Stock also could dilute then current stockholders, and similarly a sale of warrants that are exercisable, typically at the holder’s option, for Common Stock also can dilute then current stockholders at the time the warrants are issued.  The Company may or may not raise any financing; any such financing may or may not benefit the Company; and our stockholders may be diluted by it.

Potential Anti-Takeover Effect

An increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction resulting in the acquisition of the Company by another company, either pursuant to the Company’s Shareholder Rights Plan, as may be amended from time to time, or otherwise).

Once approved by the stockholders at the Annual Meeting, no further action nor authorization by the Company’s stockholders would be necessary prior to issuance of any of the additional shares of Common Stock authorized under the Amendment (except as may be required for a particular transaction or circumstance by the Company’s Certificate of Incorporation, by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company’s Common Stock may then be listed).  For instance, the Board of Directors might issue shares to one person or another in a takeover contest or might conceivably utilize the additional shares being authorized for the purpose of otherwise deterring a hypothetical future takeover effort.

However, the proposed Amendment is not in response to any effort by any person or group to accumulate the Company’s stock or to obtain control of the Company by any means. In addition, the proposal is not part of any plan by the Board of Directors to recommend or implement any anti-takeover measures.

THE BOARD URGES STOCKHOLDERS TO VOTE “FOR” THIS PROPOSAL
Unless Marked to the Contrary, Proxies Will Be Voted For Approval of This Proposal

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDERS SHARING THE SAME ADDRESS

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of these materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact the Company’s investor relations department at 1311 Specialty Drive, Vista, California 92081 or by telephone at (760) 560-5286. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your brokerage firm or bank.

FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 is enclosed herewith.  The Company will mail without charge to any stockholder upon written request, additional copies of the Company's Annual Report on Form 10-K. Requests should be sent to Javo Beverage Company, Inc., 1311 Specialty Drive, Vista, California 92081, Attn: Investor Relations.

STOCKHOLDER PROPOSALS

Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 2010 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 1311 Specialty Drive, Vista, California 92081, on or before December 22, 2010, or a reasonable time before the mailing of materials if the meeting date changes more than 30 days from the anniversary of the 2010 Annual Meeting. Additionally, stockholders who intend to present a stockholder proposal at the 2011 annual meeting must provide the Secretary of the Company with written notice of the proposal between 60 and 90 days prior to the date of the annual meeting; provided, however, that if the public disclosure of the date of the annual meeting is made less then 70 days prior to the date of the meeting, notice by the stockholder will be timely received not later than the close of business on the 10th day following the day on which such public disclosure was first made. Notice must be tendered in the proper form prescribed by our bylaws. Proposals not meeting the requirements set forth in our bylaws will not be entertained at the meeting.  A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.  A copy of the full text of the provisions of the Company's Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Company's Investor Relations Department upon written request.

In addition, because the Company has not received notice of any other proposal to be brought before the 2010 Annual Meeting by a stockholder, the proxies held by management will provide the discretion to vote on such proposals.  The Company will have similar authority to vote on such proposals if they are not received within the time periods specified above or, if the date of a future annual meeting changes more than 30 days from the anniversary of the prior meeting, then notice of the proposal must be received a reasonable time before the proxy materials are sent to stockholders.

BY ORDER OF THE BOARD OF DIRECTORS
William E. Marshall Secretary

Vista, California
April 6, 2010

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting.  However, to ensure that your shares are represented at the meeting, please submit your proxy or voting instructions.  Please see the instructions on the proxy and voting instruction card.  Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

Javo Beverage Company, Inc.

Proxy Solicited by the Board of Directors
for the Annual Meeting of Stockholders
to be Held June 4, 2010

The undersigned stockholder of Javo Beverage Company, Inc. (the “Company”) hereby appoints Cody C. Ashwell and Richard A. Gartrell or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of the Company to be held on June 4, 2010 at 6:30 p.m., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on this proxy card, and in their discretion upon such other matters as may come before the meeting.

1.  To elect the following nominees as directors, to hold office until the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified:

Nominees
Cody C. Ashwell	☐	For all
William C. Baker	☐	Withhold all
Ronald S. Beard Jerry W. Carlton Scott P. Dickey Stanley L. Greanias Terry C. Hackett Stanley A. Solomon Richard B. Specter	☐	For all, except as noted below

To withhold authority to vote for any individual nominee, check “For all, except as noted below” and write the nominee’s name on the line provided below.

2. To approve the adoption of the proposed amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 300,000,000 to 400,000,000:

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

The Board recommends that you vote FOR the above nominees and FOR the amendment to increase the authorized Common Stock. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND FOR THE AMENDMENT TO INCREASE THE AUTHORIZED COMMON STOCK.

This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

Signature(s) of Stockholder(s)

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Date:___________, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 4, 2010

The proxy statement, including a form of proxy card, and annual report to stockholders are available at www.javobeverage.com.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.